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                                                                     Exhibit 3.5

                                     FORM OF
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         EMERGENCY MEDICAL SERVICES L.P.

      This Amended and Restated Agreement of Limited Partnership is entered into and shall be effective as of December __, 2005, by and among Emergency Medical Services Corporation, a Delaware corporation as the general partner (the "GENERAL PARTNER"), and the Persons listed on Schedule A attached hereto as limited partners.

      NOW, THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

      1. Certain Definitions.

            1.1 DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

            "ACT" means the Delaware Revised Uniform Limited Partnership Act.

            "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Partner such Partner's Capital Account, increased for the amount such Partner is deemed obligated to restore pursuant to (a) the penultimate sentences of Regulations
Section 1.704-2(g)(l) and 1.704-2(i)(5) and (b) Regulations Sections 1.704-1(b)(2)(ii)(c), as of the end of the Company's Fiscal Year or other applicable period, and reduced for the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlled by or under common control with such Person. For purposes of this definition, "CONTROL", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. "CONTROLLED" has the meaning correlative to the foregoing. For purposes of this Agreement, no member of the Initial Investor Group shall be deemed to be an "AFFILIATE" of the Company.

            "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

            "BOARD OF DIRECTORS" means the board of directors of the Company.

            "CAPITAL ACCOUNTS" has the meaning set forth in Section 4.2.

            "CAPITAL CONTRIBUTIONS" means the money and property contributed by the Partners to the Partnership pursuant to the provisions of Article 3 of this Agreement.

            "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership, as amended from time to time. Unless the context requires otherwise, any reference to the "CERTIFICATE" shall be to the Certificate as the same shall be in effect at the time to which such reference relates.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, including the corresponding or analogous provisions of any successor law.

            "COMPANY" means Emergency Medical Services Corporation and its successors.

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            "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowed or allowable for federal income tax purposes with respect to an asset for such Fiscal Year; provided, however, that, except as otherwise provided in Regulations Section 1.704-2, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, further, that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner; and provided further, that, with respect to any asset to which the remedial allocation method is applied pursuant to Section 6.6, Depreciation with respect to such asset shall be calculated in accordance with Regulations Section 1.704-3(d)(2).

            "DIVIDEND TAX RATE" means the highest marginal combined federal and state income tax rate imposed on dividends of corporations resident in the state in which the Company's principal office is located, calculated taking into account any available dividends received deduction under Section 243 of the Code and the deductibility of state and local income taxes for federal income tax purposes.

            "EFFECTIVE TIME" means the time immediately prior to the time that the Company issues and sells its Class A Common Stock pursuant to the underwriting agreement for its initial public offering.

            "EXCHANGEABLE UNIT PROVISIONS" means the rights, privileges, restrictions and conditions of the LP Exchangeable Units set forth in Exhibit I to this Agreement.

            "FEDERAL", unless otherwise specified, refers to the United States.

            "FISCAL YEAR" means (a) the period commencing on the date of the formation of the Partnership and ending on December 31, 2005 and (b) any subsequent 12-month period commencing on January 1.

            "GAINS TAX RATE" means the highest marginal combined federal and state income tax rate imposed on long-term capital gains of corporations resident in the state in which the Company's principal office is located, calculated taking into account the deductibility of state and local income taxes for federal income tax purposes.

            "GENERAL PARTNER" means the Company in its capacity as the general partner of the Partnership, or its successor as general partner of the Partnership.

            "GENERAL PARTNER INTEREST" means the Partnership Interest held by the General Partner, in its capacity as General Partner. The General Partner Interest may be expressed as a number of Units.

            "GP DIVIDEND ALLOCATION" means a fraction of which the numerator is the GP Percentage and the denominator is the excess of (a) the sum of (i) one and (ii) the product of (A) the Dividend Tax Rate and (B) the GP Percentage over
(b) the Dividend Tax Rate.

            "GP GAINS ALLOCATION" means a fraction of which the numerator is the GP Percentage and the denominator is the excess of (a) the sum of (i) one and
(ii) the product of (A) the Gains Tax Rate and (B) the GP Percentage over (b) the Gains Tax Rate.

            "GP INCOME ALLOCATION" means a fraction of which the numerator is the GP Percentage and the denominator is the excess of (a) the sum of (i) one and (ii) the product of (A) the Income Tax Rate and (B) the GP Percentage over
(b) the Income Tax Rate.

            "GP PERCENTAGE" means the percentage of total Units that are GP Units or GPL Units.

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            "GP UNITS" has the meaning given to that term in Section 3.2.

            "GPL UNITS" has the meaning given to that term in Section 4.3(a).

            "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

            (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset (computed without taking Section 7701(g) of the Code into account), without reduction for liabilities, as determined by the contributing Partner and the Partnership;

            (b) if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and
      (g) to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

                  (i) a Capital Contribution (other than a de minimis Capital
            Contribution) to the Partnership by a new or existing Partner as consideration for Units; or

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the redemption of an interest in the Partnership; or

                  (iii) the liquidation of the Partnership within the meaning of
            Regulations Section 1.704-1(b)(2)(ii)(g); or

                  (iv) the grant of more than a de minimis number of Units as consideration for the provision of services to or for the benefit of the Partnership;

            (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (computed without taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the General Partner as of the date of distribution; and

            (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Profits and Net Losses.

            "INCOME TAX RATE" means the highest marginal combined federal and state income tax rate imposed on income (other than capital gains and

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dividends) of corporations resident in the state in which the Company's principal office is located, calculated taking into account the deductibility of state and local income taxes for federal income tax purposes.

            "INITIAL INVESTOR GROUP" has the meaning set forth in the Company's Certificate of Incorporation, as in effect at the Effective Time.

            "LIMITED PARTNERS" means (a) those Persons listed on Schedule A attached hereto and (b) any transferee thereof or other Person admitted as a limited partner pursuant to the terms of this Agreement. For the avoidance of doubt, the General Partner may also be a Limited Partner.

            "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Units.

            "LP DIVIDEND ALLOCATION" means one minus the GP Dividend Allocation.

            "LP EXCHANGEABLE UNITS" means all Units of the Partnership other than GP Units and GPL Units. For the avoidance of doubt, the LP Exchangeable Units are the Units designated Class A Units immediately prior to the Effective Time and for all purposes represent the same continuing Partnership Interests before and after the Effective Time.

            "LPE PARTNERS" means the holders of LP Exchangeable Units. For the avoidance of doubt, the General Partner, in its capacity as a Limited Partner, is not an LPE Partner.

            "LP GAINS ALLOCATION" means one minus the GP Gains Allocation.

            "LP INCOME ALLOCATION" means one minus the GP Income Allocation.

            "MERGER" has the meaning set forth in Section 14.7(a).

            "NET PROFITS" AND "NET LOSSES" mean, for each Fiscal Year of the Partnership or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period, as determined for federal income tax purposes, and computed in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

            (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be treated as an item of gross income in determining taxable income or loss;

            (b) in the event an adjustment to the Gross Asset Value of a property which requires that the Capital Accounts be adjusted pursuant to Regulations Sections 1.704-1(b)(2)(iv)(e), (f), (g) and (m),

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      the amount of such adjustment shall be taken into account as gain or loss from the disposition of the property for purposes of computing Net Profits or Net Losses;

            (c) gain or loss resulting from the disposition of a property shall be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

            (d) in lieu of the depreciation, amortization and other cost recovery deductions, there shall be taken into account Depreciation in computing such taxable income or loss;

            (e) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

            (f) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Regulations
      Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership) and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; and

            (g) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Article 6 shall not be taken into account in computing Net Profits or Net Losses.

            "ORIGINAL PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Partnership effective as of February 10, 2005, as amended from time to time and in effect at the Effective Time.

            "OFFER" has the meaning set forth in Section 14.6(a).

            "PARTNERS" shall mean the General Partner and the Limited Partners, collectively, and "PARTNER" means a General Partner or a Limited Partner as the context shall require.

            "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to the Original Agreement, as it may be amended, supplemented and/or restated, including the amendment and restatement effected by this Agreement, and any successor thereto.

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            "PARTNERSHIP INTEREST" means an ownership interest in the
Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Units.

            "PERCENTAGE INTERESTS" has the meaning set forth in Section 4.1.

            "PERSON" means any natural person, corporation, partnership, joint venture, trust, association or other business or legal entity.

            "REGULATIONS" means the Treasury Regulations promulgated under the Code, as amended from time to time, including the corresponding provisions of any successor regulations.

            "SECTION 368 TRANSACTION" has the meaning set forth in Section 14.7(c).

            "SUCCESSOR" has the meaning set forth in Article 10 of Exhibit I.

            "TRANSFER" has the meaning set forth in Section 10.1.

            "UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to this Agreement. The number of Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Schedule A attached hereto, as such Schedule may be amended from time to time. The Units are uncertificated securities, but the General Partner may determine at any time that the ownership of Units shall be evidenced by such form of certificate for Units as the General Partner adopts from time to time. Unless otherwise indicated, a reference to Units shall be to GP Units, GPL Units and LP Exchangeable Units.

            1.2 EXHIBIT I. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Exhibit I. Exhibit I is an integral part of this Agreement.

      2. FORMATION, PURPOSE, TERM.

            2.1 FORMATION. The parties hereby confirm the formation of the Partnership under the name Emergency Medical Services L.P., in accordance with the Act and the filing of the Certificate with the Secretary of State of the State of Delaware on December 29, 2004.

            2.2 PURPOSE. The purpose of the Partnership is to engage in any activities permitted under the Act, including, without limitation, to own and invest in real estate and marketable securities.

            2.3 PRINCIPAL OFFICE. The principal office of the Partnership shall be located at such place as the General Partner may determine. The General Partner shall give notice to the Limited Partners promptly of the location of the principal office of the Partnership and of any change thereof.

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            2.4 REGISTERED AGENT. The registered agent of the Partnership in
Delaware shall be Corporation Service Company.

            2.5 NAMES. The name of the Partnership is Emergency Medical Services L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner, the Company or any of their Affiliates. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

            2.6 POWER OF ATTORNEY.

            (a) Each Limited Partner hereby constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (B) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to this Agreement; and (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

            (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

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            Nothing contained herein shall be construed as authorizing the
      General Partner to amend this Agreement except in accordance with Article 13 or as may be otherwise expressly provided for in this Agreement.

            (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Units and shall extend to such Limited Partner's heirs, successors, assigns and personal representative.

            2.7 TERM. The Partnership commenced on the date of the filing of the original Certificate of Limited Partnership with the office of the Secretary of State of Delaware and shall terminate as herein provided.

      3. CONTRIBUTIONS.

            3.1 INITIAL CONTRIBUTIONS AND OWNERSHIP GIVING EFFECT TO INITIAL PUBLIC OFFERING.

            (a) Prior to the date hereof, the Partners have made the contributions to the Partnership set forth on Schedule A to the Original Agreement.

            (b) Schedule A attached hereto sets forth the number of Units outstanding as of the Effective Time, and then giving effect to the Company's issuance and sale of Class A Common Stock in its initial public offering and the contribution of the net proceeds thereof to the Partnership.

            3.2 GENERAL PARTNER INTEREST. The 20 Units held by the General Partner immediately prior to the Effective Time (including any Units issued with respect thereto in connection with any stock split effected by the Company) shall be deemed to be the "GP UNITS" and shall be the General Partnership Interest. All other Units held by the Company shall be deemed to be Limited Partner Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership.

            3.3 ISSUANCES OF ADDITIONAL INTERESTS.

            (a) In connection with the General Partner's contribution of property to the Partnership or in accordance with the provisions of
      Exhibit I, the General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner and its Affiliates) additional Units or other Partnership Interests in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partner

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      Interests outstanding at the Effective Time, all as shall be determined by the General Partner in its business judgment, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, that no such additional Units or other Partnership Interests shall be issued to the General Partner unless either:

            (i) (A)(1) the additional Partnership Interests are issued in connection with the issuance only of Common Stock, and only GPL Units are issued to the General Partner in a number equal to the number of shares of Common Stock issued by the Company, or (2) the additional Partnership Interests are issued in connection with the grant, award of issuance of Preferred Stock or other equity interests by the Company, which Preferred Stock or other equity interests have designations, preferences and other rights such that the economic interests attributable to such Preferred Stock or other equity interests are equivalent to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 3.2(a), and (B) the Company shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with such issuance, or

            (ii) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

            In the event that the Partnership issues Partnership Interests pursuant to this Section 3.3(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including but not limited to the revisions described in Section 5.4, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers and duties associated therewith. Unless specifically set forth otherwise by the General Partner, any Partnership Interest issued after the Effective Time shall have the same rights, powers and duties as the Partnership Interests issued on the Effective Time.

            (b) From and after the Effective Time, the Company shall not issue any additional Common Stock (other than Common Stock issued to Limited Partners pursuant to Exhibit I), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Stock (collectively, "NEW SECURITIES"), other than to all holders of Common Stock under circumstances in which the provisions of Exhibit I are applicable to the LP Exchangeable Units, unless:

            (i) the General Partner shall cause the Partnership to issue to the Company Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the

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            economic interests are equivalent to those of the New Securities;
            and

            (ii) the Company contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities.

            Without limiting the foregoing, the Company is expressly authorized to issue New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (A) the General Partner concludes in good faith that such issuance is in the interests of the Company and Partnership (for example, and not by way of limitation, the issuance of Common Stock and corresponding GPL Units pursuant to an employee stock purchase plan providing for employee grants or purchases of Common Stock or employee stock options that have an exercise price that is less than the fair market value of the Common Stock, either at the time of issuance or at the time of exercise); and (B) the Company contributes all proceeds, if any, from such issuance and exercise to the Partnership.

            For the avoidance of doubt, a GPL Unit is deemed to have such designations, preferences and other rights such that the economic interests of a GPL Unit are equivalent to a share of Common Stock, and for each New Security issued by the Company that consists of a share of Common Stock the General Partner shall cause the Partnership to issue to the Company one GPL Unit, provided, that the Company has made the contributions to the Partnership contemplated by clause (ii).

            (c) The issuance by the Company of Preferred Stock, Common Stock or other equity interests shall in all events be subject to the provisions of
      Article 14 and Exhibit I.

            3.4 CONTRIBUTION OF PROCEEDS OF ISSUANCE OF CAPITAL STOCK. In connection with the initial public offering of Common Stock by the Company and any other issuance of New Securities pursuant to Section 3.3, the Company shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance, provided, that if the proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 8.3). In the case of employee acquisitions of New Securities at a discount from fair market value or for no value in connection with a grant of New Securities, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

            3.5 ADDITIONAL CONTRIBUTIONS. Except as provided in Section 3.4, no Partner shall be required to make any additional contributions to the capital of the Partnership. Nothing contained in this Section 3.5 shall be deemed to limit the obligations of the General Partner in respect of liabilities

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of the Partnership under this Agreement or under the Act. With the consent of the General Partner, any Partner may make an additional contribution to the Partnership.

      4. PERCENTAGE INTERESTS; CAPITAL ACCOUNTS; UNITS.

            4.1 PERCENTAGE INTERESTS. The Percentage Interest of each Partner means its interest in the Partnership as determined by dividing the number of Units owned by such Partner by the total number of Units then outstanding.

            4.2 CAPITAL ACCOUNTS. The Partnership shall determine and maintain a "Capital Account" for each Partner throughout the full term of the Partnership in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv), as such regulation may be amended from time to time. Without limiting the foregoing, the following provisions shall apply:

            (a) The Capital Account of each Partner shall be increased by (i) the amount of such Partner's cash contributions and the initial Gross Asset Value of property contributed to the Partnership by such Partner (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), (ii) such Partner's share of the Partnership's Net Profits, and (iii) the amount of any Partnership liabilities that are assumed by such Partner other than liabilities described in Section 4.2(a)(i).

            (b) The Capital Account of each Partner shall be decreased by (i) the amount of cash distributions to such Partner and the Gross Asset Value of property distributed to such Partner (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject), (ii) such Partner's share of the Partnership's Net Losses, and
      (iii) the amount of any liabilities of such Partner that are assumed by the Partnership other than liabilities described in Section 4.2(b)(i).

            (c) A Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all of such interests, regardless of the class of interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such interests are acquired.

            (d) Upon the transfer by a Partner of Units (i) if such transfer does not cause a termination of the Partnership within the meaning of
      Section 708(b)(1)(B) of the Code, the Capital Account of the transferor Partner that is attributable to the transferred interest will be carried over to the transferee Partner and, if the Partnership has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Section 743 of the Code; or (ii) if such transfer causes a termination of the Partnership within the meaning of Code Section 708(b)(1)(B), the income tax consequences of such termination shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the Regulations promulgated thereunder, and the initial Capital Accounts of the Partners in the Partnership resulting from such termination (which for all other purposes continues to be the Partnership) shall be determined in accordance with Regulation Sections 1.704-1(b)(2)(iv)(d), (e), (f), (g) and (l) under Section 704(b) of the
      Code and thereafter in accordance with this Section 4.2.

      4.3 UNITS.

            (a) The interests of the Limited Partners in the Partnership shall be in the form of Units issued by the Partnership, which Units shall represent an individual undivided interest in the rights of all Partners in capital, profits, losses and distributions of or from the Partnership. Unless otherwise designated, all Units issued to the General Partner and representing General Partner Interests shall be "GP Units," all Units issued to the General Partner or its Affiliates and representing Limited Partnership Interests shall be "GPL Units" and all other Units shall be LP Exchangeable Units.

            For the avoidance of doubt, any Units formerly designated Class B Units or LP Exchangeable Units acquired by the Company, the General Partner or their respective Affiliates, in connection with the Company's initial public offering, as contemplated by Exhibit I or otherwise, shall be deemed to have been re-designated as GPL Units immediately upon such acquisition, and none of such Persons shall hold LP Exchangeable Units.

            (b) The Units shall have the rights to distributions and allocations as set forth in Articles 5 and 6 and the LP Exchangeable Units shall have the additional rights, privileges, restrictions and conditions as set forth in Exhibit I to this Agreement.

      5. DISTRIBUTIONS.

            5.1 DISTRIBUTIONS. Distributions by the Partnership to the Partners shall be made at the times and in the aggregate amounts determined by the General Partner in its sole discretion and shall be made as follows:

            (a) A portion equal to the LP Dividend Allocation multiplied by amounts that are treated, for federal income tax purposes, as dividends received by the Partnership shall be distributed to the LPE Partners in proportion to their respective Percentage Interests and a portion equal to the GP Dividend Allocation multiplied by such amount shall be distributed to the General Partner.

            (b) A portion equal to the LP Gains Allocation multiplied by amounts that are treated, for federal income tax purposes, as long-term capital gains received by the Partnership shall be distributed to the LPE Partners in proportion to their respective Percentage Interests and a portion equal to the GP Gains Allocation multiplied by such amount shall be distributed to the General Partner.

            (c) Subject to the provisions of Section 5.1(e), any amounts that are treated, for federal income tax purposes, as a return of capital and not as income or gain shall be distributed to the Partners in proportion to their respective Percentage Interests.

            (d) A portion equal to the LP Income Allocation multiplied by amounts that, other than those described in Section 5.1(a), 5.1(b) and 5.1(c), are to be distributed to the Partners shall be distributed to the LPE Partners in proportion to their respective Percentage Interests and a portion equal to the GP Income Allocation multiplied by such amount shall be distributed to the General Partner.

            (e) In the event of the liquidation (subject to Section 5.2), dissolution or winding-up of the Partnership, the Partnership shall distribute to the LPE Partners only the Liquidation Amount as provided in
      Section 4.1 of Exhibit I.

            5.2 CAPITAL ACCOUNT LIMITATION; LIQUIDATION. Upon the liquidation of the Partnership or of any Partner's interest in the Partnership (as both are defined in Section 5.3), liquidation proceeds, if any, shall be distributed to the extent of and in proportion to each Partner's positive Capital Account balance within the meaning of Regulations Section 1.704-1(b)(2)(ii)(b), after giving effect to all allocations to such Partner under Article 6, and the allocation of deemed gain or loss described in clause (b) of the definition of "Net Profits" and "Net Losses" set forth in Article 1.

            5.3 CERTAIN DEFINITIONS. For purposes of this Agreement, (a) the term "liquidation of the Partnership" shall mean either (i) a termination of the Partnership, which shall be deemed to occur on the date upon which the Partnership ceases to be a going concern and is continued in existence solely to wind up its affairs, or (ii) a termination of the Partnership pursuant to
Section 708(b)(1) of the Code; and (b) the term "liquidation of a Partner's interest in the Partnership" shall mean the termination of the Partner's entire interest in the Partnership effected by a distribution, or a series of distributions, by the Partnership to the Partner in redemption or cancellation of such Partner's Units or, in the case of the General Partner, interest in the Partnership.

            5.4 REVISIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Article 4, or if any GPL Units are held by a Person other than the General Partner, the General Partner shall make such revisions to this Article 5 (and corresponding revisions to Article 6) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, duties or powers with respect thereto or to reflect distributions and allocations attributable to GPL Units to Persons other than the General Partner.

            5.5 NEW TAX GUIDANCE. Notwithstanding anything to the contrary contained in this Agreement, the General Partner is hereby authorized to amend this Agreement, in its sole discretion, to ensure that this Agreement complies with (a) any rulings, regulations, notices, announcements or other guidance regarding compensatory partnership interests issued after the Effective Time ("NEW TAX GUIDANCE") and (b) any elections the General Partner determines to be necessary or advisable in respect of any such New Tax Guidance. Any such amendment may include, without limitation, (i) a provision authorizing the

General Partner, in its sole discretion, to make any election under the New Tax Guidance, (ii) an agreement by the Partnership and all of the Partners agree to comply with the requirements of the New Tax Guidance and any election made by the General Partner with respect thereto, and (c) an amendment to the allocation provisions contained in Article 6 so that such provisions comply with the New Tax Guidance and any election made by the General Partner with respect thereto, including, without limitation, a provision requiring "forfeiture allocations" as appropriate. Any such amendments to this Agreement shall be binding upon all Partners.

      6. ALLOCATIONS.

            6.1 GENERAL ALLOCATIONS. Except as provided in Sections 6.2, 6.3 and 6.4, Net Profits, Net Losses and credits shall be allocated among the Partners as follows:

            (a) A portion of such Net Profits equal to the LP Dividend Allocation multiplied by amounts that are treated, for federal income tax purposes, as dividends received by the Partnership shall be allocated to the LPE Partners in proportion to their respective Percentage Interests and a portion equal to the GP Dividend Allocation multiplied by such amount shall be allocated to the General Partner.

            (b) A portion of such Net Profits or Net Losses equal to the LP Gains Allocation multiplied by amounts that are treated, for federal income tax purposes, as long-term capital gains or losses, as the case may be, realized by the Partnership shall be allocated to the LPE Partners in proportion to their respective Percentage Interests and a portion equal to the GP Gains Allocation multiplied by such amount shall be allocated to the General Partner.

            (c) A portion of such Net Profits, Net Losses or credits equal to the LP Income Allocation multiplied by amounts that, other than those described in Sections 5.1(a) and 5.1(b), shall be allocated to the LPE Partners in proportion to their respective Percentage Interests and a portion equal to the GP Income Allocation multiplied by such amount shall be allocated to the General Partner.

      6.2 ALLOCATION OF GAINS.

            (a) Gain realized upon the sale or other disposition of property by the Partnership, including deemed sales described in clause (b) of the definition of "Net Profits" and "Net Losses" set forth in Article 1, shall be allocated in the following order:

            (i) There shall first be allocated to those Partners, if any, who have deficit balances in their Capital Accounts immediately prior to such sale or other disposition an amount of such gain equal to the aggregate amount of such deficit balances, which amount shall be allocated in the same proportion as such deficit balances; and

            (ii) There shall next be allocated to each of the Partners gain in such amounts and proportions as are necessary so that the positive Capital Account balances of the Partners reflect, as closely as possible, the amounts to which they would be entitled if all of the assets of the Partnership were distributed to the Partners pursuant to Section 5.1.

            (b) If the Partnership shall realize, upon a sale or other disposition, gain which does not constitute long-term capital gain and to which the provisions of Section 1231 of the Code do not apply, the foregoing provisions of this Section 6.2 shall be successively applied to
      (i) such gain, (ii) gain which is subject to the provisions of Section 1231 of the Code and (iii) long-term capital gain.

            6.3 ALLOCATION OF LOSSES. Losses realized upon the sale or other disposition of property by the Partnership, including deemed sales described in clause (b) of the definition of "Net Profits" and "Net Losses" set forth in
Article 1, shall be allocated in the following order:

            (a) There shall first be allocated to those Partners, if any, who have positive Adjusted Capital Accounts balances an amount of such loss necessary to reduce such positive Adjusted Capital Accounts balances to zero, in proportion to such positive Adjusted Capital Account balances.

            (b) The balance of such loss shall be allocated to the General Partner.

            6.4 SPECIAL ALLOCATIONS. Notwithstanding anything in this Agreement to the contrary:

            (a) All nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) shall be charged to the Capital Accounts of the Partners in proportion to their respective Percentage Interests.

            (b) No Partner shall be allocated any item of loss or deduction to the extent said allocation will cause or increase any deficit in said Partner's Adjusted Capital Account. If any Partner with a deficit in its Adjusted Capital Account unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),
      (5) or (6), then Partnership items of income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate the deficit in said Partner's Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. The Partners intend that the provisions set forth in this clause will constitute a "Qualified Income Offset" as described in Regulations
      Section 1.704-1(b)(2)(ii)(d).

            (c) The following provisions shall be applicable beginning in the first taxable year in which the Partnership has "nonrecourse deductions" as defined in Regulations Section 1.704-2(b)(1):

                  (i) For purposes of this Section 6.4, "Minimum Gain" means the total gain which the Partnership would realize if it sold, in a taxable disposition, each of its assets that were subject to nonrecourse liabilities in full satisfaction of the liabilities.

            In computing such gain, only the portion of the assets' tax bases allocated to nonrecourse liabilities of the Partnership shall be taken into account.

                  (ii) If in any Fiscal Year of the Partnership there is a net decrease in Minimum Gain, then each Partner with a share of Minimum Gain (as determined in accordance with Regulations Section 1.704-2(g)(1)) as of the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for succeeding years), equal to that Partner's share of the net decrease in Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)(2)). In allocating the income and gain pursuant to the previous sentence, gains recognized from the disposition of Partnership assets subject to nonrecourse liabilities of the Partnership shall be allocated first to the extent of the decrease in Minimum Gain attributable to the disposition of said asset. Thereafter, any income and gain to be allocated shall consist of a pro rata amount of other Partnership income and gain for that year. The Partners intend that this clause (ii) will constitute a "Minimum Gain Chargeback" as set forth in Regulations Section 1.704-2(f).

                  (iii) If any Partner bears the "economic risk of loss" (within the meaning of Regulations Section 1.752-2) with respect to any nonrecourse loan of the Partnership, then (A) the losses, deductions or Section 705(a)(2)(B) expenditures that are attributable to such nonrecourse loan for any Fiscal Year or other period shall be allocated to the Partners who bear the burden of such economic risk of loss in accordance with Regulations Section 1.704-2(i), and (B) if in any taxable year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(4)) attributable to such nonrecourse loan, each Partner with a share of Partner Nonrecourse Debt Minimum Gain (as defined in Regulations Section 1.704-2(i)(2)) attributable to such nonrecourse loan (as determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years), equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(4)).

            6.5 REGULATORY PROVISIONS. The provisions of Section 6.4 (collectively, the "REGULATORY PROVISIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all allocations pursuant to the Regulatory Provisions shall be offset either with other allocations pursuant to the Regulatory Provisions or, if necessary, with curative allocations of other items of income, gain, loss or deduction pursuant to this Section 6.5. Therefore, notwithstanding any other provision of this Agreement, other than the Regulatory Provisions, allocations pursuant to the Regulatory Provisions shall be taken into account in allocating other items of income, gain, expense or loss among the Partners so that, to the extent possible, the net amount of such allocations of other items and the allocations pursuant to the Regulatory

Provisions to each Partner are equal to the net amount that would have been allocated to such Partner if the Regulatory Provisions were not part of this Agreement. In applying this Section 6.5, there shall be taken into account (a) future allocations under Section 6.4(c)(ii) that, although not yet made, are likely to offset other allocations previously made under Section 6.4(a), and (b) future allocations under Section 6.4(c)(iii)(B) that, although not yet made, are likely to offset other allocations previously made under Section 6.4(c)(iii)(A).

            6.6 CODE SECTION 704(c) ALLOCATIONS.

            (a) Notwithstanding any other provision in this Article 6, in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value on the date of contribution.

            (b) If, under Regulations Section 1.704-1(b)(2)(iv)(f), Partnership property that has been revalued is properly reflected in the Capital Accounts and on the books of the Partnership at a Gross Asset Value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Partners in a manner that takes account of the variation between the adjusted tax basis of such property and its Gross Asset Value in the same manner as variations between the adjusted tax basis and Gross Asset Value of property contributed to the Partnership are taken into account (as provided in the preceding paragraph) in determining the Partners' shares of tax items under Section 704(c) of the Code.

            6.7 ALLOCATIONS FOR TAX PURPOSES ONLY. Allocations pursuant to
Section 6.6 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Partner's Capital Account or share of profits, losses or other items of distributions pursuant to any provision of this Agreement.

            6.8 OTHER ALLOCATION RULES. Except as may otherwise be provided herein, whenever a proportionate part of Net Profits or Net Losses of the Partnership is credited or charged to a Partner's Capital Account for any Fiscal Year, every item of income gain, loss or deduction entering into the computation thereof shall be considered either credited or charged, as the case may be, on every item of credit or tax preference related thereto and applicable to such Fiscal Year shall be allocated to, such Capital Account in the same proportion. Upon any change in the relative interests of the Partners in the Partnership, whether by reason of the admission or withdrawal of a Partner, the transfer by any Partner of all or any part of its interest, or otherwise, the Partners' shares of all Partnership items shall be determined by reference to any method acceptable under the Regulations under Section 706 of the Code, as determined by the General Partner.

            6.9 ALLOCATIONS IN ACCORDANCE WITH CAPITAL ACCOUNTS. The income, gains, losses, deductions and expenses of the Partnership shall be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of corresponding items of income, gains, losses, deductions and expenses among the Partnerships for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and expenses shall be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

      7. STATUS OF THE LIMITED PARTNERS.

            7.1 The Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership.

            7.2 No Limited Partner (other than the General Partner in its capacity as such) shall take part in or interfere in any manner with the operation, management, conduct or control of the business of the Partnership or have any right or authority to act for or bind the Partnership.

            7.3 No Limited Partner shall have the right to require partition of the Partnership's interest in any real property or to compel any sale or appraisal of the Partnership's assets.

            7.4 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP. Each Limited Partner shall have the right as to each Fiscal Year (or portion thereof) that the Partnership is classified as a partnership for federal, state or local income tax purposes, to obtain a copy of the Partnership's federal, state and local income tax returns for that Fiscal Year.

      8. RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER.

            8.1 MANAGEMENT. Subject to the other provisions of this Agreement, the conduct and control of the business and affairs of the Limited Partnership shall be vested exclusively in the General Partner, which shall have all powers necessary or incidental to such conduct or control. It is the intention of the Partners that the General Partner have sole responsibility for the management of the business and affairs of the Partnership. Subject to the express provisions of this Agreement, including Section 8.3, the General Partner shall have a fiduciary duty as General Partner to the Limited Partners, and the General Partner shall exercise its power and authority only in such manner as is consistent with such fiduciary duty. The duty of the General Partner to the Limited Partners shall be construed as if the Partnership were a corporation and the Limited Partners were stockholders of that corporation. Notwithstanding the provisions of this Section 8.1, if there is any conflict between the interests of the Limited Partners and the holders of Common Stock, the Board of Directors may, in the exercise of its business judgment, cause the Company and the General Partner to act in the best interests of the holders of the Common Stock.

            8.2 POWERS. The powers of the General Partner shall include, but not be limited to, the following:

            (a) The General Partner may cause the Partnership to acquire, hold and sell real and personal property (including, but not limited to, shares of stock, bonds, general and limited partnership interests and any other tangible or intangible interests), construct or cause the construction of improvements upon real property, borrow money and enter into credit agreements respecting the borrowing of money and the issuance of promissory notes or commercial paper (whether or not supported by letters of credit or guaranties), mortgage or pledge all or any part or parts of the Partnership property, guarantee the indebtedness of others (including, but not limited to, indebtedness of affiliates) and acquire, make or invest in loans (including, but not limited to, loans of affiliates) which may or may not be secured by real and personal property.

            (b) The General Partner may cause the Partnership to employ Persons and organizations, including Persons or organizations with whom or which it may be associated, or which it directly or indirectly owns or controls, to provide managerial and other services to and for any Partnership property and the Partnership.

            (c) The General Partner may cause the Partnership to sell, transfer, convey or lease all or any part or parts of the Partnership property for cash or securities, or any combination of cash and securities, upon such terms and conditions as it from time to time may determine.

            (d) The General Partner may cause the Partnership to acquire, lease or manage any real or personal property at such price, for cash, securities or other property and upon such terms as the General Partner, in its sole discretion, deems proper.

            (e) The General Partner may cause the Partnership to enter into agreements and execute instruments in the name of the Partnership relating to other matters on such terms as it may determine advisable and may cause the Partnership to do any other acts which they deem necessary or appropriate to the operation of the business and affairs of the Partnership. The General Partner shall have the authority to bind the Partnership in its sole discretion and without the consent of any Limited Partner.

            (f) The General Partner may determine, at any time, in its sole discretion, to change the classification of the Partnership for federal, state or local income tax purposes and, upon such determination, to take such steps as it deems necessary or appropriate to effect such change. The Limited Partners hereby agree to cooperate with, consent to, and take all steps deemed necessary by the General Partner to effect such a change.

      Any third party dealing with the Partnership may rely conclusively on the authority of the General Partner to bind the Partnership.

            8.4 REIMBURSEMENT OF THE GENERAL PARTNER AND THE COMPANY.

            (a) Except as provided in this Section 8.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

            (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, (i) expenses relating to the ownership of interest in and operation of the Partnership or any of its subsidiaries, (ii) compensation of the Company's officers and employees including, without limitation, payments under the General Partner's stock incentive plans that provides for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of Common Stock, (iii) director fees and expenses and (iv) all costs and expenses of being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to its stockholders). The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Article 9.

            (c) As set forth in Section 3.4, the Company shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the Company's initial public offering of Common Stock.

            (d) In the event that the Company shall elect to purchase from its stockholders Common Stock for the purpose of delivering such Common Stock to satisfy an obligation under any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such Common Stock, the purchase price paid by the Company for such Common Stock and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the condition that: (i) if such Common Stock subsequently is sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such Common Stock; and (ii) if such Common Stock is not retransferred by the Company within 30 days after the purchase thereof, or the Company otherwise determines not to retransfer such Common Stock, the General Partner shall cause the Partnership to redeem a number of Units held by the Company, as a Limited Partner, equal to the number of shares of Common Stock purchased by the Company (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the Company).

            8.5 OTHER ACTIVITIES. The General Partner shall devote such effort to the business of the Partnership as it, in its sole discretion, deems to be necessary to properly conduct the business of the Partnership. The General Partner and the Company may engage in any other business activities, whether or not competitive with the business of the Partnership, and neither the Partnership nor the Limited Partners shall have any rights in respect of any such activity. Nothing in this Agreement shall be construed to limit the right of the General Partner, the Company or their Affiliates from engaging in any business ventures or investments other than the Partnership.

            8.6 LIABILITY OF THE GENERAL PARTNER. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

      9. INDEMNIFICATION. Except as otherwise provided in this Agreement, the Partnership shall indemnify, defend and hold the General Partner and its respective agents, officers, employees, administrators, directors and successors (collectively, the "INDEMNITEES") harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and litigation costs) sustained or incurred as a result of any act, decision or omission concerning the business or activities of the Partnership or the General Partner, provided, that the Indemnitee is not guilty of willful misconduct and was acting in good faith within what the Indemnitee reasonably believed to be the scope of its, his, her or their authority for a purpose which it, he, she or they reasonably believed to be not opposed to the interests of the Partnership.

      10. TRANSFER OF UNITS; WITHDRAWAL.

            10.1 TRANSFER RESTRICTIONS. No Partner shall have the right or power
(a) directly or indirectly, to sell, assign, transfer, give, hypothecate, pledge, encumber or otherwise dispose of all or any of its Units (a "TRANSFER"), or (b) to withdraw prior to the dissolution or winding up of the Partnership, in each case without the prior written consent of the General Partner. The term "TRANSFER" does not include any redemption of the Partnership Interest by the Partnership from a Limited Partner or any acquisition of Units from a Limited Partner by the Company pursuant to Exhibit I.

            The General Partner may, in its sole discretion, enter into one or more agreements with Limited Partners that permit the Transfer of Units in accordance with the provisions of such agreement(s).

            10.2 PERMITTED TRANSFERS. The restrictions contained in Section 10.1 shall not apply with respect to (a) any Transfer of Units by a Partner to or among its Affiliates, (b) any Transfer of Units by any Limited Partner to any other Limited Partner or an Affiliate of a Limited Partner, (c) any Transfer of Units to a member of the Initial Investor Group, or (d) a pledge of Units to secure indebtedness of the Limited Partner, provided, that the transferee of such Units, if not already a party to this Agreement, shall have agreed in writing to become a party to this Agreement as a Limited Partner.

            10.3 TRANSFER OF THE COMPANY'S GENERAL PARTNER INTEREST AND LIMITED PARTNER INTEREST; MERGER.

            (a) The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, or engage in a Merger, except:

                  (i) a Transfer of the General Partner Interest to the Company;

                  (ii) a Transfer of Limited Partner Interests to an Affiliate,
            provided, that the transferee shall have agreed in writing to become a party to this Agreement as a Limited Partner; or

                  (iii) a Transfer in connection with a Merger that is subject to, and effected in accordance with, the provisions of Article 14 and Exhibit I.

            (b) A successor to all of the General Partner Interest pursuant to
      Section 10.3(a) who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such Transfer and compliance with Section 14.3(c). Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission, including, without limitation, the Voting and Exchange Trust Agreement, if applicable. In the case of such admission on any day other than the first day of the Fiscal Year, all items attributable to the General Partner Interest for such Fiscal Year shall be allocated between the transferring General Partner and such successor.

            10.4 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Schedule A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.6.

      11. BOOKS AND REPORTS.

            11.1 BOOKS AND RECORDS. Appropriate books of account and records shall be kept by the General Partner at the principal office of the Partnership and each Partner shall at all times have access thereto. The Fiscal Year of the Partnership shall end on December 31 unless changed by the General Partner upon notice to the other Partners. The books of account of the Partnership shall be kept on the accrual basis for federal income tax purposes. A copy of the balance sheet of the Partnership as of the end of each Fiscal Year and a statement showing the profit and loss of the Partnership for that year, prepared in accordance with generally accepted accounting principles and, if an audit is conducted, accompanied by the report thereon of such accounting firm, shall be delivered to each Partner promptly after the preparation thereof.

            11.2 TAX ELECTIONS. All elections, consents or revocations of elections and consents required or permitted to be made by the Partnership under the Code shall be made on behalf of the Partnership by the General Partner, in such a manner as the General Partner shall, in its sole discretion, determine. All determinations made on behalf of the Partnership by the General Partner with respect to the treatment of any item or its allocation for federal, state or local tax purposes shall be binding upon all of the Partners unless the determination is inconsistent with any express provision of this Agreement. The General Partner shall cause the Partnership to make the election provided for under Section 754 of the Code.

            11.3 TAX MATTERS PARTNER. The General Partner is hereby designated the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code.

      12. TERMINATION.

            12.1 DISTRIBUTION OF ASSETS. Upon termination of the Partnership, the assets of the Partnership shall be liquidated and the proceeds applied as follows:

            (a) first, to the payment in full of the Partnership's debts and obligations (including the expenses of liquidation), other than those due to the Partners;

            (b) then, to the payment of any liabilities of the Partnership to the Partners, other than those in respect of their contributions to the capital of the Partnership and their share of the profits; and

            (c) then, to the Partners in accordance with the provisions of
      Section 5.2.

            12.2 TERMINATION. The Partnership shall be terminated and wound up on the first to occur of (a) the election by all of the Partners, (b) a decree of judicial dissolution entered in accordance with applicable law, (c) December __, 2095, or (d) an event of withdrawal, as defined in Section 402 of the Act or any successor statute, occurs (including, without limitation, any of the following by or with respect to the General Partner which constitutes an event of withdrawal: withdrawal from the Partnership, whether by retirement, resignation or expulsion; assignment of its entire interest in the Partnership other than as permitted by Section 10.3; assignment for the benefit of creditors; filing of a petition in bankruptcy; bankruptcy or insolvency; commencement of a proceeding seeking reorganization, arrangement, dissolution or similar relief; dissolution; or winding up), unless an election to continue the Partnership is made pursuant to Section 12.3. No act by or in respect of a Limited Partner (including, without limitation, those enumerated in the parenthetical clause in the preceding sentence) shall cause the termination or dissolution of the Partnership.

            12.3 CONTINUATION OF PARTNERSHIP. Notwithstanding the fact that an event of withdrawal described in Section 12.2(d) occurs with respect to a General Partner, then the LPE Partners, acting by Consent of the LPE Partners (without the approval of the General Partner or holder any of GPL Units), may elect in writing, within 90 days after the event of withdrawal, to continue the Partnership, upon the same terms and conditions as are set forth in this Agreement. If an event of withdrawal occurs with respect to the General Partner and the LPE Partners elect to continue the Partnership in accordance with this
Section 12.3, the LPE Partners, acting by Consent of the LPE Partners (without the approval of the General Partner or holder any of GPL Units), shall elect a new General Partner of the continued limited partnership, and the new General Partner shall be subject to all the rights and obligations to which the prior General Partner was subject. No Limited Partner shall have a right to seek or receive the return of any contribution to the Partnership except as a result of the termination and winding up of the Partnership. In the event of any election to continue the Partnership which requires amendment of this Agreement, the amended agreement shall be as similar in form and substance to this Agreement as is practicable and the continuing limited partnership shall engage in the same business as the Partnership, employing the assets and name of the Partnership to the extent possible.

      13. NO GENERAL VOTING RIGHTS; AMENDMENT OF PARTNERSHIP AGREEMENT.

            13.1 NO GENERAL VOTING RIGHTS. The LPE Partners shall have no general voting rights with respect to the Partnership or this Agreement, and such rights are specifically reserved to the General Partner. The right of the LPE Partners to consent, or to withhold consent, to any action by the General Partner shall be as expressly set forth in Section 13.3.

            13.2 AMENDMENTS. The General Partner shall have the power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

            (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

            (ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

            (iii) to set forth and reflect in the Agreement the designations, rights, powers, duties, and preferences of the holders of any additional or transferred Partnership Interests as contemplated by
            Section 5.4 or in connection with any New Tax Guidance as contemplated by Sections 5.5;

            (iv) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

            (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

            The General Partner shall provide notice to the Limited Partners when any action under this Section 13.2 is taken.

            13.3 WITHHOLDING CONSENT

            Notwithstanding Section 13.2:

            (a) This Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner interest,
      (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner (other than as a result of the issuance of Partnership Interests) to receive distributions pursuant to Article 5 or Exhibit I or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Sections 5.4 and 5.5), (iv) alter or modify the provisions of Exhibit I in a manner adverse to such Partner; or (v) amend this Section 13.3, and

            (b) The Partnership may not enter into any merger or consolidation or convert into any other form of business entity without the consent of each Partner affected thereby.

      14. COVENANTS REGARDING LP EXCHANGEABLE UNITS.

            14.1 COVENANTS OF THE COMPANY. For so long as any LP Exchangeable Units are outstanding, the Company:

            (a) will not declare or pay any dividend on Common Stock unless the Partnership shall simultaneously declare or pay, as the case may be, an economically equivalent distribution on the LP Exchangeable Units and the Partnership shall have sufficient money or other assets available to enable the due distribution and the due and punctual payment, in accordance with applicable law, of any such distribution on the LP Exchangeable Units, all as provided in this Agreement;

            (b) shall take all such other actions as are reasonably necessary, in cooperation with the Partnership, to ensure that the respective declaration date, record date and payment date for a distribution on the LP Exchangeable Units shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Common Stock;

            (c) take all such actions as are reasonably necessary or desirable to enable and permit the Partnership, in accordance with applicable law, to pay and otherwise perform its obligations as set forth in the Exchangeable Unit Provisions, including, without limitation, all such actions as are necessary or desirable to enable and permit the Partnership to cause to be delivered Common Stock to the holders of LP Exchangeable Units in accordance with the provisions of the Exchangeable Unit Provisions; and

            (d) not exercise its control as the General Partner of the Partnership to initiate the voluntary liquidation, dissolution or winding up of the Partnership (or any other distribution of the assets of the Partnership among its Unitholders for the purpose of winding-up its affairs), nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Partnership or any other distribution of the assets of the Partnership among its Unitholders for the purpose of winding up its affairs.

      Without limiting the foregoing, if the Partnership fails to make any distribution on the LP Exchangeable Units as provided in this Agreement, the Company shall be obligated to make such payment immediately and, if the Company does not make such payment, any LPE Partner may bring an action directly against the Company for the payment of all amounts due and payable. The provisions of this paragraph are intended by the Company and the LPE Partners to constitute a "full and unconditional" guarantee of the LP Exchangeable Units for purposes of Rule 3-10(h) of Regulation S-X promulgated under the federal securities laws.

            14.2 RESERVATION OF COMMON STOCK. The Company hereby represents, warrants and covenants in favor of the Partnership that the Company has reserved for issuance and will, at all times while any LP Exchangeable Units are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock, such number of shares of Class B Common Stock (and shares of Class A Common Stock or other shares or securities into which such shares of Class B Common Stock are convertible) (or other shares or securities into which shares of Class B Common Stock may be reclassified or changed as contemplated by Section 14.5, without duplication, (a) as is equal to the sum of (i) the number of LP Exchangeable Units issued and outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which the Company may now or hereafter be required to issue shares of Class B Common Stock (or such other shares or securities) and to enable and permit the Partnership to meet its obligations hereunder and under the Exchangeable Unit Provisions.

            14.3 CONTRIBUTION OF CLASS B COMMON STOCK TO THE PARTNERSHIP. In furtherance of its obligations under Section 14.1(c) hereof, upon notice from the Partnership of any event that requires the Partnership to cause shares of Class B Common Stock to be delivered to any holder of LP Exchangeable Units, the Company shall forthwith issue and deliver or cause to be delivered to the Partnership (or as the Partnership shall direct) the requisite number of shares of Class B Common Stock to be received by, and issued to or to the order of, the former holder of the surrendered LP Exchangeable Units. All such shares of Class B Common Stock shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. The issuance and delivery of each such share of Class B Common Stock shall be deemed to constitute a capital contribution of such share to the Partnership, and the Partnership shall issue to the Company one GPL Unit in accordance with
Section 3.3.

            14.4 REGISTRATION OF CLASS B COMMON STOCK. If any shares of Class B Common Stock (or other shares or securities into which shares of Class B Common Stock may be reclassified or changed as contemplated by Section 14.5 to be issued and delivered hereunder), require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any federal or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other legal requirement before such shares (or such other shares or securities) may be issued by the Company and delivered by the Company at the direction or the Partnership, if applicable, to the holder of surrendered LP Exchangeable Units), the Company will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such shares of Class B Common Stock (or such other shares or securities) to be and remain duly registered, qualified or approved. The parties acknowledge that the foregoing does not require the Company to take action in order that the shares of Class B Common Stock (or such other shares or securities), or the shares of Class A Common Stock issuable on conversion thereof, may be freely traded thereafter, without further registration, qualification or approval.

            14.5 ECONOMIC EQUIVALENCE. For so long as any LP Exchangeable Units are outstanding, the Company will not take any of the following actions:

            (a) reclassify or otherwise change Class B Common Stock or effect a merger, reorganization or other transaction affecting shares of Class B Common Stock other than in accordance with Section 14.7;

            (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the outstanding shares of Common Stock entitling them to subscribe for or to purchase shares of Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Common Stock);

            (c) issue or distribute to the holders of all or substantially all of the outstanding Common Stock (i) shares or securities of the Company of any class other than Class A Common Stock or Class B Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Common Stock); (ii) rights, options or warrants other than those referred to above; (iii) evidences of indebtedness of the Company; or (iv) assets of the Company;

            (d) subdivide, redivide or change the number of outstanding shares of Common Stock into a greater number of shares of Common Stock; or

            (e) reduce, combine, consolidate or change the number of outstanding shares of Common Stock into a lesser number of shares of Common Stock;

unless, in each case, the Partnership effects the same or an economically equivalent reclassification, change, issuance or distribution shall simultaneously be made to, or in the rights of the holders of, the LP Exchangeable Units. The General Partner shall determine, in good faith and in its reasonable business judgment, with assistance of such reputable and qualified financial advisors and/or such experts as the General Partner may require, economic equivalence and each such determination shall be conclusive and binding on the Company, as provided in the Exchangeable Unit Provisions.

      The Company will ensure that the record date for any event referred to in this Section 14.5, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by the Company (with contemporaneous notification thereof by the Company to the Partnership).

            14.6 TENDER OFFERS. For so long as any LP Exchangeable Units are outstanding:

            (a) No tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Common Stock (an "OFFER") will be proposed or recommended by the Company or the Board of Directors or otherwise effected with the consent or approval of the Board of Directors unless the holders of LP Exchangeable Units participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Common Stock, without discrimination. Without limiting the generality of the foregoing, except as may be required in order to permit the Board of Directors to fulfill its fiduciary duties under applicable law, neither the Company nor the Board of Directors will approve or recommend any Offer or take any action in furtherance of an Offer unless the holders of LP Exchangeable Units may participate in such Offer without being required to exchange LP Exchangeable Units.

            (b) In the case of an Offer or an Exclusionary Offer, the Company will use its commercially reasonable efforts expeditiously and in good faith to put in place procedures, or to cause the Transfer Agent to put in place procedures, to enable holders of LP Exchangeable Units to participate in each such Offer without being required to exchange LP Exchangeable Units as against the Partnership (or, if so required, to ensure that any such exchange shall be conditional upon and shall only be effective if the Common Stock tendered or deposited under such Offer is purchased by the offeror).

            14.7 MERGERS OR SIMILAR TRANSACTIONS. For so long as any LP Exchangeable Units are outstanding:

            (a) No transaction or series of transactions (a "MERGER") (whether by way of reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of the Company's undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing entity resulting therefrom, will be proposed or recommended by the Company or the Board of Directors or otherwise effected with the consent or approval of the Board of Directors unless the holders of LP Exchangeable Units may participate in such Merger to the same extent and on an economically equivalent basis as the holders of shares of Common Stock, without discrimination. Without limiting the generality of the foregoing, except as may be required in order to permit the Board of Directors to fulfill its fiduciary duties under applicable law, neither the Company nor the Board of Directors will approve or recommend any Merger or take any action in furtherance of a Merger unless the holders of LP Exchangeable Units may participate in such Merger without being required to exchange LP Exchangeable Units for Class B Common Stock.

            (b) In the case of a Merger, the Company will use its commercially reasonable efforts expeditiously and in good faith to put in place procedures, or to cause the Transfer Agent to put in place procedures, to enable holders of LP Exchangeable Units to participate in such Merger without being required to exchange LP Exchangeable Units for Class B Common Stock (or, if so required, to ensure that any such exchange shall be conditional upon and shall only be effective when the Merger is effective and the holders of Common Stock are entitled to receive the consideration payable upon consummation of the Merger).

            (c) In addition to the provisions of Sections 14.7(a) and (b), if a Merger that is a tax-free reorganization under Section 368 of the Code (a "SECTION 368 TRANSACTION") will be consummated when the Partnership is classified as a partnership for federal income tax purposes, then the Company will use its commercially reasonable efforts to structure the Merger so that:

                  (i) The Partnership continues to be a subsidiary of the
            Company or the Successor;

                  (ii) effective upon the consummation of the Merger, (x) each
            LP Exchangeable Unit is exchangeable for the securities and other consideration payable in the Merger with respect to a share of Class B Common Stock (or, if there is not then any Class B Common Stock outstanding, a share of Class A Common Stock), and (y) any consideration that is deemed to be a declared and unpaid distribution shall be distributed to holders of LP Exchangeable Units, all in accordance with Section 14.10 and Article 8 of the Exchangeable Unit Provisions;

                  (iii) the Successor complies with the provisions of Section
            10.3(b); and

                  (iv) the Merger is on such terms and conditions so as
            substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

            14.8 COMPANY AS GENERAL PARTNER. Subject to Section 14.7, the Company covenants and agrees that, as long as any outstanding LP Exchangeable Units are owned by any Person other than the Company or any of its Affiliates, the Company will be and remain the General Partner or will own all of the capital stock of the General Partner.

            14.9 FIRPTA STATUS. The Company covenants and agrees that it will take all reasonable steps within its control necessary to ensure that it will not become a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            14.10 CHANGES IN CAPITAL OF THE COMPANY AND THE PARTNERSHIP. At all times after the occurrence of any event contemplated pursuant to Sections 14.5,
14.6 or 14.7 or otherwise, as a result of which the Class B Common Stock or any of the LP Exchangeable Units, or both, are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, to all new securities into which Class B Common Stock or the LP Exchangeable Units, or both, are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

            14.11 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the merger of any wholly-owned direct or indirect subsidiary of the Company (other than the Partnership) with or into the Company or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of the Company (other than the Partnership), provided that all of the assets of such subsidiary are transferred to the Company or another wholly-owned direct or indirect subsidiary of the Company, or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of the Company among its stockholders.

      15. MISCELLANEOUS.

            15.1 ENTIRE AGREEMENT. This Agreement represents the entire agreement among the parties with respect to its subject matter and cannot be changed or terminated except as provided in Article 13.

            15.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

            15.3 APPLICABLE LAW. The Partnership is formed under, and this Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed therein.

            15.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be considered given when delivered personally (including delivery or facsimile), mailed by registered mail (return receipt requested) or sent by overnight courier to the parties at the appropriate address set forth on Schedule A attached hereto or, as to the Company, as follows (or, as to any party, at such other address as such party may specify by notice pursuant to this provision):

            If to the Company:         Emergency Medical Services Corporation
                                       6200 S. Syracuse Way
                                       Greenwood Village, CO 80111
                                       Attention: General Counsel
                                       Fax: (303) 495-1466
                with a copy to:        Kaye Scholer LLP
                                       425 Park Avenue
                                       New York, New York 10022
                                       Attention: Joel I. Greenberg
                                       and Lynn Toby Fisher
                                       Fax: (212) 836-8689

            15.5 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            15.6 INVALIDITY OF PROVISIONS. If any provision of this Agreement is invalid or unenforceable, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable, and the balance of this Agreement shall remain in effect.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       GENERAL PARTNER:

                                       EMERGENCY MEDICAL SERVICES CORPORATION

                                       By:______________________________________
                                          Name:
                                          Title:

                                       LIMITED PARTNERS:

                                       ONEX PARTNERS LLC

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:

                                        ONEX US PRINCIPALS LP

                                       By: Onex American Holdings GP LLC, its
                                       General Partner

                                       By:___________________________
                                       Name:

                                       EMS EXECUTIVE INVESTCO LLC

                                       By:__________________________
                                       Name:
                                       Title:

   [Signature Page to Amended and Restated Agreement of Limited Partnership of
                       Emergency Medical Services L.P.]

                                       ONEX EMSC CO-INVEST LP

                                       By: Onex Partners GP LP, its General
                                           Partner
                                       By: Onex Partners Manager LP, its Agent
                                       By: Onex Partners Manager GP Inc., its
                                           General Partner

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:

                                          ONEX PARTNERS LP

                                       By: Onex Partners GP LP, its General
                                           Partner
                                       By: Onex Partners Manager LP, its Agent
                                       By: Onex Partners Manager GP Inc., its
                                           General Partner

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:

   [Signature Page to Amended and Restated Agreement of Limited Partnership of
                        Emergency Medical Services L.P.]

                                    EXHIBIT I
                                       TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         EMERGENCY MEDICAL SERVICES L.P.

                  PROVISIONS ATTACHING TO LP EXCHANGEABLE UNITS

                                   ARTICLE 1
                                   DEFINITIONS

      "AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Emergency Medical Services L.P., as it may be amended, restated or supplemented from time to time.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "CLASS A COMMON STOCK" means shares of the Company's Class A common stock, par value $.01, and any shares into which such securities may be changed.

      "CLASS B COMMON STOCK" means the shares of the Company's Class B common stock, par value $0.01, and any shares into which such securities may be changed. From and after a Section 368 Transaction which complied with subparagraphs (i), (ii), (iii) and (iv) of Section 14.7(c) of the Agreement, "CLASS B COMMON STOCK" means the securities and other consideration payable in the Merger with respect to a share of Class B Common Stock (or, if there is not then any Class B Common Stock outstanding, a share of Class A Common Stock).

      "COMMON STOCK" means the Class A Common Stock and the Class B Common
Stock.

      "CURRENT MARKET PRICE" means, in respect of a share of Common Stock on any date, the average of the closing bid and asked prices of Class A Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Class A Common Stock is not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of Class A Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors, the public distribution or trading activity of the Class A Common Stock during such period does not create a market which reflects the fair market value of a share of Class A Common Stock, then the Current Market Price of a share of Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

      "DISTRIBUTION AMOUNT" means an amount equal to, and in satisfaction of, all declared and unpaid distributions on an LP Exchangeable Unit held by a holder on any distribution record date which occurred prior to the date of exchange of such LP Exchangeable Unit (whether upon liquidation, redemption or exchange).

      "DIVIDEND DECLARATION DATE" means the date on which the Board of Directors declares any dividend on the Common Stock.

      "EXCHANGE DATE" has the meaning set forth in Section 5.1(b) of these Exchangeable Unit Provisions.

      "EXCHANGE PRICE" has the meaning set forth in Section 5.1 of these Exchangeable Unit Provisions.

      "EXCHANGE REQUEST" has the meaning set forth in Section 5.1 of these Exchangeable Unit Provisions.

      "EXCHANGED UNITS" has the meaning set forth in Section 5.1(a) of these Exchangeable Unit Provisions.

      "GOVERNMENTAL ENTITY" means any (a) multinational, federal, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

      "HOLDERS" means, when used with reference to the LP Exchangeable Units, the holders of LP Exchangeable Units shown from time to time in the register maintained by or on behalf of the Partnership in respect of the LP Exchangeable Units.

      "LIQUIDATION AMOUNT" has the meaning set forth in Section 4.1 of these Exchangeable Unit Provisions.

      "LIQUIDATION DATE" has the meaning set forth in Section 4.1 of these Exchangeable Unit Provisions.

      "NYSE" means the New York Stock Exchange.

      "REDEMPTION DATE" means the date, if any, established by the General Partner for the redemption by the Partnership of all but not less than all of the outstanding LP Exchangeable Units pursuant to Article 6 of these LP Exchangeable Unit Provisions, which date shall be no earlier than December __, 2045, unless there are outstanding fewer than 5% of the actual number of LP Exchangeable Units outstanding (other than LP Exchangeable Units held by the Company and its Affiliates) as of the Effective Time, as such number of Units may be adjusted as deemed appropriate by the General Partner to give effect to any subdivision or consolidation or combination of, or Unit distribution on, the LP Exchangeable Units, any issue or distribution of rights to acquire LP Exchangeable Units or securities exchangeable for or convertible into LP Exchangeable Units, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the LP Exchangeable Units), in which case the General Partner may accelerate such redemption date for the LP Exchangeable Units to such date prior to December __, 2045, as it may determine, upon at least 90 days' prior written notice to the holders of the LP Exchangeable Units and the Trustee.

      "TRANSFER AGENT" means the General Partner or such other Person as may from time to time be appointed by the Partnership as the registrar and transfer agent for the LP Exchangeable Units.

      "TRUSTEE" means Onex Corporation or such other trustee chosen by a majority of the holders of the LP Exchangeable Units and the Company, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

      "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement, dated as of ___________ ___, 2005, among the Company, the Partnership and the Trustee.

      Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

                                   ARTICLE 2
                                  DISTRIBUTIONS

2.1 AMOUNT OF DISTRIBUTIONS

      Without limiting the provisions of Article 5 of the Agreement, a holder of an LP Exchangeable Unit shall be entitled to receive, and the General Partner shall, subject to applicable law, on each Dividend Declaration Date, declare a distribution on each LP Exchangeable Unit:

      (a) in the case of a cash dividend declared on the Common Stock, in an amount in cash for each LP Exchangeable Unit equal to the cash dividend declared on each share of Common Stock;

      (b) in the case of a stock dividend declared on the Common Stock to be paid in shares of Common Stock, by the issue or transfer by the Partnership of such number of LP Exchangeable Units for each LP Exchangeable Unit as is equal to the number of shares of Common Stock to be paid on each share of Common Stock, unless in lieu of such Unit distribution the Partnership elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the General Partner in accordance with Section 2.5) subdivision of the outstanding LP Exchangeable Units; or

      (c) in the case of a dividend declared on Common Stock in property other than cash or shares of Common Stock, in such type and amount of property for each LP Exchangeable Unit as is the same as or economically equivalent to (to be determined by the General Partner as contemplated by Section 2.6) the type and amount of property declared as a dividend on each share of Common Stock.

      Such distributions shall be paid out of money, assets or property of the Partnership properly applicable to the payment of distributions, or with Units representing limited partnership interests in the Partnership, as applicable. The holders of the LP Exchangeable Units shall not be entitled to any distributions other than or in excess of the distributions referred to in this
Section 2.1.

2.2 PAYMENT OF DISTRIBUTIONS

      The payment of any distribution contemplated by Section 2.1 shall be made in the same manner as the corresponding dividend to be paid on the Common Stock.

2.3 RECORD DATE

      The record date for the determination of the holders of LP Exchangeable Units entitled to receive payment of, and the payment date for, any distribution declared on the LP Exchangeable Units under Section 2.1 shall be the same dates as the record date and payment date, respectively, for the dividend declared on Common Stock.

2.4 ADDITIONAL DISTRIBUTIONS

      If on any payment date for any distributions declared on the LP Exchangeable Units under Section 2.1 the distributions are not paid in full on all of the LP Exchangeable Units then outstanding, any such distributions that remain unpaid shall be paid on a subsequent date or dates determined by the General Partner on which the Partnership shall have sufficient funds, assets or property properly applicable to the payment of such distributions.

                                   ARTICLE 3
                              CERTAIN RESTRICTIONS

      So long as any of the LP Exchangeable Units are outstanding, the Partnership shall not issue any LP Exchangeable Units or any other Units of the Partnership ranking equally with, or superior to with respect to the payment of distributions or on any liquidation distribution, the LP Exchangeable Units other than (a) by way of Unit distributions to the holders of such LP Exchangeable Units and (b) the issuance of GPL Units to the General Partner pursuant to Section 3.3 of the Agreement.

                                   ARTICLE 4
                           DISTRIBUTION ON LIQUIDATION

4.1 AMOUNT OF DISTRIBUTION

      In the event of the liquidation, dissolution or winding-up of the Partnership or any other distribution of the assets of the Partnership among its Unitholders for the purpose of winding up its affairs, a holder of LP Exchangeable Units shall be entitled, subject to applicable law, to receive from the assets of the Partnership in respect of each LP Exchangeable Unit held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, an amount per Unit (the "LIQUIDATION AMOUNT") equal to the sum of (i) one share of Class B Common Stock plus (ii) an amount equal to all declared and unpaid distributions on each such LP Exchangeable Unit held by such holder on any distribution record date which occurred prior to the Liquidation Date.

4.2 DELIVERY OF DISTRIBUTION

      On or promptly after the Liquidation Date, the Partnership shall automatically, and without any action on the part of the holders of LP Exchangeable Units, deliver or cause to be delivered to the holders of the LP Exchangeable Units the Liquidation Amount for each such LP Exchangeable Unit. Payment of the total Liquidation Amount for such LP Exchangeable Units shall be made by delivering to each holder, at the address of the holder recorded in the register of the Partnership for the LP Exchangeable Units or by holding for pick-up by the holder at the principal executive office of the Company on behalf of the Partnership, certificates representing shares of Class B Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a check for the balance, if any, of the total Liquidation Amount (less any amounts withheld pursuant to Article 9). On and after the Liquidation Date, the holders of the LP Exchangeable Units shall cease to be holders of such LP Exchangeable Units and shall not be entitled to exercise any of the rights of holders in respect such LP Exchangeable Units, other than the right to receive their proportionate part of the total Liquidation Amount in accordance with the foregoing provisions.

4.3 NO ADDITIONAL DISTRIBUTIONS

      After the Partnership has satisfied its obligations to pay the holders of the LP Exchangeable Units the Liquidation Amount per LP Exchangeable Unit pursuant to Sections 4.1 and 4.2 of these Exchangeable Unit Provisions, such holders shall not be entitled to share in any further distribution of the assets of the Partnership.

                                   ARTICLE 5
                        EXCHANGE OF LP EXCHANGEABLE UNITS

5.1 EXCHANGE PRICE

      A holder of LP Exchangeable Units shall be entitled at any time, and otherwise upon compliance with the provisions of this Article 5, to require the Partnership to exchange any or all of the LP Exchangeable Units registered in the name of such holder for (i) one share of Class B Common Stock for each LP Exchangeable Unit presented and surrendered by the holder, plus (ii) on the designated payment date therefor, the full amount of all declared and unpaid distributions on any such LP Exchangeable Unit held by such holder on any distribution record date which occurred prior to the Exchange Date (together, the "EXCHANGE PRICE"). To effect such exchange, the holder shall provide written notice to the Partnership of such holder's desire to have the Partnership exchange same (the "EXCHANGE REQUEST") in the form of Schedule I hereto or in such other form as may be acceptable to the Partnership:

      (a) specifying that the holder desires to have all or any number specified therein of the LP Exchangeable Units (the "EXCHANGED UNITS") exchanged by the Partnership; and

      (b) stating the Business Day on which the holder desires to have the Partnership exchange the Exchanged Units (the "EXCHANGE DATE"), provided, that the Exchange Date shall be not less than two Business Days nor more than ten Business Days after the date on which the Exchange Request is received by the Partnership, and, further provided, that, in the event that no such Business Day is specified by the holder in the Exchange Request, the Exchange Date shall be deemed to be the 10th Business Day after the date on which the Exchange Request is received by the Partnership.

      Notwithstanding the provisions of clause (b), in the event of an Offer or a Merger, the Partnership will use its commercially reasonable efforts, expeditiously and in good faith, to put in place procedures to ensure that, if holders of LP Exchangeable Units are required to exchange such LP Exchangeable Units to participate in the Offer or Merger, that any such exchange shall be conditional upon, and shall only be effective if, the shares of Class B Common Stock tendered or deposited under such Offer are purchased by the Offeror or the holders thereof are entitled to receive the consideration payable upon consummation of the Merger, as applicable.

5.2 EFFECTIVE TIME

      Upon receipt by the Partnership in the manner specified in Section 5.1 of an Exchange Request, and provided that the Exchange Request is not revoked by the holder in the manner specified in Section 5.6, the Partnership shall exchange the Exchanged Units effective at the close of business on the Exchange Date and shall deliver or cause to be delivered to such holder the total Exchange Price less any amount withheld pursuant to Article 9. If the Exchange Date is a record date for a dividend on the Common Stock, and therefore a record date for a distribution on the Exchanged Units, the Partnership shall effect the exchange in a manner so that such distribution is made with respect to the Exchanged Units and that no dividend shall be payable on the corresponding Common Stock.

5.3 DELIVERY OF CLASS B COMMON STOCK

      The Partnership shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Partnership for the LP Exchangeable Units or at the address specified in the holder's Exchange Request, or by holding for pick-up by the holder at the principal executive office of the Company or at any office of the Transfer Agent as may be specified by the Partnership by notice to the holders of LP Exchangeable Units, certificates representing the shares of Class B Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a check representing the aggregate Distribution Amount, in payment of the total Exchange Price, in each case, less any amounts withheld pursuant to Article 9, and such delivery of such certificates and check on behalf of the Partnership or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Exchange Price, to the extent that the same is represented by such share certificates and check (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

5.4 TERMINATION OF RIGHTS

      On and after the close of business on the Exchange Date, the holder of the Exchanged Units shall cease to be a holder of such Exchanged Units and shall not be entitled to exercise any of the rights of a holder in respect to such Exchanged Units, other than the right to receive the total Exchange Price (and the payment of any Distribution Amount as and when such amount is payable). On and after the close of business on the Exchange Date, provided that payment of the total Exchange Price and the Distribution Amount has been made in accordance with the foregoing provisions, the holder of the Exchanged Units so redeemed by the Partnership shall thereafter be considered and deemed for all purposes to be a holder of the shares of Class B Common Stock delivered to it.

5.5 WITHDRAWAL OF EXCHANGE REQUEST

      A holder of Exchanged Units may, by notice in writing given by the holder to the Partnership before the close of business on the Business Day immediately preceding the Exchange Date, withdraw its Exchange Request, in which event such Exchange Request shall be null and void.

                                   ARTICLE 6
             REDEMPTION OF LP EXCHANGEABLE UNITS BY THE PARTNERSHIP

6.1 REDEMPTION

      Subject to applicable law, on the Redemption Date the Partnership shall redeem all but not less than all of the then outstanding LP Exchangeable Units for an amount per Unit equal to the Exchange Price.

6.2 NOTICE OF REDEMPTION

      In any case of a redemption of LP Exchangeable Units under this Article 6, the Partnership shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of LP Exchangeable Units a notice in writing of the redemption by the Partnership.

6.3 DELIVERY OF REDEMPTION PRICE

      On or after the Redemption Date, the Partnership shall automatically, and without any action on the part of the holders of the LP Exchangeable Units, deliver or cause to be delivered to the holders of the LP Exchangeable Units to be redeemed, the Exchange Price for each such LP Exchangeable Unit. Payment of the total Exchange Price for such LP Exchangeable Units shall be made by delivery to each holder, at the address of the holder recorded in the register of the Partnership or by holding for pick-up by the holder at the principal executive office of the Company, on behalf of the Partnership, of certificates representing shares of Class B Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable and on or before the payment date therefor, a check in payment of any Distribution Amount, in each case, less any amounts withheld pursuant to Article 9. On and after the Redemption Date, the holders of the LP Exchangeable Units called for redemption shall cease to be holders of such LP Exchangeable Units and shall not be entitled to exercise any of the rights of holders in respect to such LP Exchangeable Units, other than the right to receive their total Exchange Price and unless payment of the total Exchange Price for such LP Exchangeable Units shall not be made in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Exchange Price has been paid in the manner provided above.

                                   ARTICLE 7
                             [INTENTIONALLY OMITTED]

                                   ARTICLE 8
                    PROVISIONS IN RESPECT OF CERTAIN MERGERS

      If the Company, at any time after the Effective Time, consummates a
Section 368 Transaction whereby all or substantially all of its undertaking, property and assets would become property of the continuing corporation or other entity resulting therefrom (such other Person or continuing corporation (or, in the event of a merger or similar transaction pursuant to which holders of Common Stock are entitled to receive shares or other ownership interest in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of the Company are entitled to receive an interest) is herein called the "SUCCESSOR") then, provided that the Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and to assume the obligations of the Company thereunder to the satisfaction of the General Partner, all references in these Exchangeable Unit Provisions and the Agreement:

      (a) to the Common Stock shall be deemed to be references to the securities of the Successor which has assumed the obligations of the Company,

      (b) to declared and unpaid distributions on an LP Exchangeable Unit shall include the amount of any consideration other than the securities of the Successor payable in respect of one share of Common Stock in such transaction, with a distribution date that is the date such consideration is paid to holders of Common Stock, and

      (c) to the Company shall be to the Successor,

in each case without amendment to these Exchangeable Unit Provisions or the Agreement or any further action whatsoever. For greater certainty, if a transaction described in this Article 8 results in holders of LP Exchangeable Units being entitled to exchange their LP Exchangeable Units for shares of a Successor in a different ratio than that set out in these Exchangeable Unit Provisions, then these Exchangeable Unit Provisions shall be deemed to be amended to refer to such different ratio(s).

                                   ARTICLE 9
                               WITHHOLDING RIGHTS

      The Partnership, the Company and the Transfer Agent (in each case, the "PAYER") shall be entitled to deduct and withhold from any distribution or consideration otherwise payable to any holder of LP Exchangeable Units ("PAYEE") such amounts as the Payer is required to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986 or any provision of state, local or foreign tax law, in each case, as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to Payee in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a Payee exceeds the cash portion of the consideration otherwise payable to the Payee, the Payer is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Payer to enable it to comply with such deduction or withholding requirement or entitlement and the Payer shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale, provided however that nothing in this Article 9 shall reduce the Partnership's obligations under Section 2.2.

                                   ARTICLE 10
                                DELIVERY OF FORMS

      The Partnership shall be entitled to require any holder of an LP Exchangeable Unit to deliver to the Partnership an Internal Revenue Service Form W-8BEN (or other applicable W-8 form), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such holder claiming eligibility for a reduced rate of or exemption from withholding on dividends under the income tax treaty between the United States and Canada, or any successor treaty.

                                   ARTICLE 11
                       CONVERSION OF LP EXCHANGEABLE UNITS

11.1 DEFINITIONS

      As used in this Article 11, the following terms have the following meaning:

      (a) "CONVERSION PERIOD" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiration Date;

      (b) "CONVERTED UNITS" means shares of Class A Common Stock resulting from the exchange of LP Exchangeable Units into shares of Class A Common Stock pursuant to Section 11.2;

      (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated form time to time thereunder;

      (d) "EXCLUSIONARY OFFER" means an offer to purchase shares of Class A Common Stock that:

            (i) must, by reason of applicable securities laws (including Rule 14d-10 under the Exchange Act or any successor provisions) or the requirements of a stock exchange on which shares of Class A Common Stock are listed, be open to all or substantially all holders of shares of Class A Common Stock; and

            (ii) is not made concurrently with a Qualifying Class B Offer, and for the purposes of this definition, the varying of any term of the offer for shares of Class A Common Stock shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Class B Common Stock or shares of Class B Common Stock and LP Exchangeable Units;

      (e) "EXPIRATION DATE" means the last date upon which holders of shares of Class A Common Stock may accept an Exclusionary Offer;

      (f) "OFFER DATE" means the date on which an Exclusionary Offer is made;

      (g) "OFFEROR" means a Person that makes an offer to purchase shares of Class A Common Stock (the "BIDDER"), and includes any associate or affiliate of the bidder or any person or company that is disclosed or required to be disclosed in the offering document relating to such offer to be acting jointly or in concert with the bidder;

      (h) "QUALIFYING CLASS B OFFER" means an offer to purchase shares of Class B Common Stock and LP Exchangeable Units that is identical to a concurrent offer to purchase shares of Class A Common Stock in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer to the Offeror) and in all other respects (except with respect to the conditions that may be attached to the offer for shares of Class A Common Stock), and having no conditions thereto other than the right not to purchase and pay for shares of Class B Common Stock or

Class B Common Stock and LP Exchangeable Units tendered if no shares of Class A Common Stock are purchased pursuant to the offer for shares of Class A Common Stock; and

      (i) "TRANSFER AGENT" means the transfer agent from time to time for the shares of LP Exchangeable Units.

11.2 CLASS A EXCHANGE RIGHTS

      Subject to Section 11.5, if an Exclusionary Offer is made, each outstanding LP Exchangeable Unit shall be exchangeable for one share of Class A Common Stock at the option of the holder thereof during the Conversion Period. The exchange right provided for in this Section 11.2 shall be exercised by notice in writing given to the Transfer Agent, and such notice shall be executed by the Person registered on the books of the Partnership as the holder of the LP Exchangeable Units and shall specify the number of LP Exchangeable Units which the holder desires to have exchanged. The holder shall pay any governmental or other tax imposed on or in respect of such exchange. Upon receipt by the Transfer Agent of such notice, the Partnership shall issue or cause to be issued a share certificate representing fully-paid shares of Class A Common Stock as prescribed above and in accordance with Section 11.4.

11.3 NOTICE OF ELECTION

      An election by a holder of LP Exchangeable Units to exercise the exchange right provided for in Section 11.2 shall not be valid unless accompanied by (i) an Exchange Request as provided in Section 5.1 requesting the Partnership to exchange the holder's Converted Units; and (ii) irrevocable elections by such holder (A) to tender Class A Common Stock represented by the Converted Units into the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law); and (B) in respect of any shares as to which such holder exercises his or its right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately purchased under the Exclusionary Offer, to have such Converted Units deemed to have been converted back into LP Exchangeable Units; and (C) to appoint the Transfer Agent or the transfer agent of the Company, as the case may be, as agent of such holder for the purpose of holding and tendering certificates representing such shares of Class A Common Stock represented by the Converted Units in accordance with Section 11.4. In the case of an Exclusionary Offer for shares of Class A Common Stock only, the holder of LP Exchangeable Units shall send a copy of the foregoing to the transfer agent of the Company. Any such election shall provide that the conversion of Converted Units back into LP Exchangeable Units pursuant to such election in respect of which the holder exercises his or its right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into LP Exchangeable Units pursuant to such election shall become effective:

      (a) in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

      (b) in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

11.4 DELIVERY OF CONSIDERATION OR CERTIFICATES

      No stock certificates representing shares of Class A Common Stock corresponding to the Converted Units shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the Transfer Agent or the transfer agent of the Company, on behalf of the holders of the Converted Units, shall tender pursuant to the Exclusionary Offer pursuant to the notice described in Section 11.3(ii)(C) a certificate or certificates representing shares of Class A Common Stock corresponding to the Converted Units. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the

Offeror pursuant to the Exclusionary Offer in respect of shares of Class A Common Stock corresponding to the Converted Units. If Converted Units are converted into LP Exchangeable Units in accordance with the election required in
Section 11.3, the Transfer Agent shall record in the Partnership Unit register the LP Exchangeable Units resulting from the conversion. The Partnership shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this Section 11.4.

11.5 EFFECTIVENESS OF CONVERSION

      The Partnership and the Transfer Agent will use their commercially reasonable efforts expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure, that if a holder elects to exercise the conversion right in Section 11.2 and an exchange and conversion of the Converted Units pursuant to Section 11.3 is required to participate in the Exclusionary Offer, that any such exchange and conversion shall be conditional upon and shall only be effective if the Class A Common Stock tendered or deposited under such Offer are purchased by the Offeror.

                                   ARTICLE 12
                              NO FRACTIONAL SHARES

      A holder of LP Exchangeable Units shall not be entitled to any fraction of a share of Class B Common Stock or Class A Common Stock upon the liquidation, exchange or redemption of such holder's LP Exchangeable Units pursuant to
Article 4, 5 or 6 or upon a conversion of such holder's LP Exchangeable Units pursuant to Article 11, and no certificates representing any such fractional interest shall be issued, and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Partnership on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                      * * *

                                   SCHEDULE I
                                  TO APPENDIX I

                                EXCHANGE REQUEST

      To Emergency Medical Services L.P. ("THE PARTNERSHIP"):

      This notice is given pursuant to Article 5 or 6 of the provisions (the "EXCHANGEABLE UNIT PROVISIONS") attaching to the LP Exchangeable Units of the Partnership represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Exchangeable Unit Provisions have the meanings ascribed to such words and expressions in such Exchangeable Unit Provisions.

      The undersigned hereby notifies the Partnership that the undersigned desires to have the Partnership exchange or redeem in accordance with Article 5 or 6 of the Exchangeable Unit Provisions:

      all LP Exchangeable Units owned by the undersigned; or

      _________________ LP Exchangeable Units owned by the undersigned.

      The undersigned hereby notifies the Partnership that the Exchange Date shall be ___________________

      NOTE: The Exchange Date must be a Business Day and must not be less than two Business Days nor more than 10 Business Days after the date upon which this notice is received by the Partnership. If no such Business Day is specified above, the Exchange Date shall be deemed to be the 10th Business Day after the date on which this notice is received by the Partnership.

      This Exchange Request may be revoked and withdrawn by the undersigned only by notice in writing given to the Partnership at any time before the close of business on the Business Day immediately preceding the Exchange Date.

      The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Partnership is unable to redeem all Exchanged Units, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require the Company to purchase the unredeemed Exchanged Units.

      The undersigned hereby represents and warrants to the Partnership that the undersigned has good and valid title to the LP Exchangeable Units to be acquired by the Partnership, free and clear of all liens, claims and encumbrances.

_________________               _____________________________
(Date)                          (Signature of Unitholder)

- Please check box if the securities and any check(s) resulting from the exchange of the Exchanged Units are to be held for pick-up by the Unitholder from the Transfer Agent, failing which the securities and any check(s) will be mailed to the last address of the Unitholder as it appears on the register.

      NOTE: This panel must be completed and this notice, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any check(s) resulting from the Exchange of the Exchanged Units will be issued and registered in, and made payable to, respectively, the name of the Unitholder as it appears on the register of the Partnership and the securities and any check(s) resulting from such Exchange will be delivered to such Unitholder as indicated above, unless the form appearing immediately below is duly completed.

            If this Exchange Request is for less than all of the LP Exchangeable Units owned by the signatory hereto, the the Partnership Unit register shall reflect such Unitholders ownership of its remaining LP Exchangeable Units.

Date: ____________________________

Name of Person in Whose Name Securities or Check(s)Are to be Registered, Issued or Delivered (please print):____________________________________________________

Signature of Unitholder: _______________________________________________________

Address: _______________________________________________________________________